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                                                                      EXHIBIT 11




                            MITCHAM INDUSTRIES, INC.
                        STATEMENT RE COMPUTATION OF LOSS
                                    PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
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
                                                               THREE MONTHS ENDED
                                                                   APRIL 30,
                                                         -----------------------------
                                                             2000             1999
                                                         ------------     ------------
COMPUTATION OF BASIC LOSS
  PER COMMON SHARE:

Net loss                                                 $       (793)    $     (1,242)
                                                         ------------     ------------

Weighted average number of common
     shares outstanding                                     9,443,000        9,546,000

Loss per common share                                    $      (0.08)    $      (0.13)
                                                         ============     ============



COMPUTATION OF LOSS PER COMMON SHARE
  ASSUMING DILUTION:

Net loss                                                 $       (793)    $     (1,242)
                                                         ------------     ------------

Weighted average number of common shares outstanding        9,443,000        9,546,000

Net effect of dilutive stock options and warrants
   based on the treasury stock method, using
   the average market price                                        --               --
                                                         ------------     ------------

Common shares outstanding assuming dilution                 9,443,000        9,546,000
                                                         ============     ============
Loss per common share assuming dilution                  $      (0.08)    $      (0.13)
                                                         ============     ============
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